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                                                          EXHIBIT 5


                                 July 17, 1997



Superior Consultant Holdings Corporation
4000 Town Center
Suite 1100
Southfield, MI  48075

      Re:  Registration Statement on Form S-8
           Superior Consultant Holdings Corporation Long-Term Incentive Plan

Gentlemen:

     I have acted as counsel to Superior Consultant Holdings Corporation (the "Company") in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission to effect the registration, pursuant to the Securities Act of 1933, of 900,000 shares of common stock, $0.01 par value (the "Common Stock"), which may be offered by the Company under the above-referenced Plan.

     I am familiar with the corporate proceedings relative to the adoption of the Plan and the issuance of Common Stock pursuant to the Plan. I have examined originals or copies, certified or otherwise, of such corporate and other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion, including the Plan. In addition, I have reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.

     Based upon and subject to the foregoing, it is my opinion that the shares of Common Stock proposed to be offered by the Company as set forth in the Registration Statement have been duly authorized and, when issued and sold as set forth in the Registration Statement, and in accordance with Superior Consultant Holdings Corporation Long-Term Incentive Plan referred to in the Registration Statement, such shares will be validly issued, fully paid and nonassessable.


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Mr. Richard Saslow
July 17, 1997
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     I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to me under the caption of "Interests of Named Experts and Counsel" in such Registration Statement.

     I am admitted to practice law in the State of Michigan and I express no opinions as to matters under or involving any laws other than the laws of the State of Michigan, the federal laws of the United States of America, and the General Corporation Law of the State of Delaware.

                                     Very truly yours,

                                     /s/ Richard P. Saslow

                                     Richard P. Saslow
                                     General Counsel